Exhibit 99.1

Digerati Technologies Provides Updated Investor Presentation

-Publicly Available via 8K and Link on Corporate Website-

SAN ANTONIO, TX (GlobeNewswire) – July 30, 2019 – Digerati Technologies, Inc. (OTCQB: DTGI) (“Digerati” or the “Company”), a provider of cloud services specializing in UCaaS (Unified Communications as a Service) solutions for the small to medium-sized business (SMB) market, is pleased to announce that its updated investor presentation is now publicly available for viewing by an 8K filing and on its corporate website located at www.digerati-inc.com.

Digerati Chief Executive Officer, Art Smith, stated, “This updated investor presentation includes our business rebranding to T3 Communications and provides some details on our market opportunity, strategy, customer wins, operating metrics and valuation. We look forward to continuing to progress our growth, both organically and through acquisitions, and sharing this transparently with Wall Street and our shareholders.”

About Digerati Technologies, Inc.

Digerati Technologies, Inc. (OTCQB: DTGI) is a provider of cloud services specializing in UCaaS (Unified Communications as a Service) solutions for the SMB market. Through its subsidiary T3 Communications (www.T3com.com), the Company is meeting the global needs of businesses seeking simple, flexible, reliable, and cost-effective communication and network solutions, including cloud PBX, cloud mobile, Internet broadband, SD-WAN, SIP trunking, and customized VoIP services, all delivered on its carrier-grade network and Only in the CloudTM. For more information about Digerati Technologies, please visit www.digerati-inc.com.

Forward-Looking Statements

The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements related to the future financial performance of the Company. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful execution of growth strategies, product development and acceptance, the impact of competitive services and pricing, general economic conditions, and other risks and uncertainties described in the Company’s periodic filings with the Securities and Exchange Commission.

Investors:

IR@digerati-inc.com

The Eversull Group

Jack Eversull

jack@eversullgroup.com

(972) 571-1624